UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
February 16, 2010
(Date of earliest event reported)
rue21, inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-34536	25-1311645

(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Commonwealth Drive, Suite 100
Warrendale, Pennsylvania	15086	(724) 776-9780

(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On February 16, 2010, rue21, inc. (the “Company”) issued a press release announcing the appointment Macon F. Brock, Jr., to the Board of Directors (the “Board”) of the Company effective February 16, 2010. Mr. Brock was assigned as a Class III director of the Board with a term expiring in 2012. The Board has not yet determined which committee(s) of the Board Mr. Brock will be named.
     Under the Company’s director compensation program, Mr. Brock will receive $50,000 per year in cash. In addition, Mr. Brock will receive an option grant of 12,500 shares of common stock and an annual option grant of 5,000 shares. These stock-option grants are subject to 25% vesting per year over four years and expire in ten years.
     The Company will enter into its standard form of indemnification agreement for its officers and directors with Mr. Brock.
     The Company confirms there is no transaction between Mr. Brock and the Company or its subsidiaries that would require disclosure under Item 404(a) of Regulation S-K. A copy of the press release dated February 16, 2010 announcing Mr. Brock’s election and providing a brief summary of his educational and professional background is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

99.1	Press Release dated February 16, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
rue21, inc.
Registrant

By:	/s/ Keith A. McDonough

Keith A. McDonough
Senior Vice President and Chief Financial Officer
February 16, 2010

EXHIBIT INDEX
99.1 Press Release of rue21, inc. dated February 16, 2010.